                                                                     Exhibit 3.2

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                                 WHX CORPORATION

                                  ARTICLE ONE

                                  STOCKHOLDERS

     SECTION 1.1 ANNUAL  MEETINGS.  An annual meeting of  stockholders  to elect directors and transact  such other  business as may properly be presented to the meeting  shall be held on such date and at such place as the Board of  Directors may from  time to time  fix,  and if that day  shall be a legal  holiday  in the jurisdiction  in which  the  meeting  is to be held,  then on the next day not a legal  holiday or as soon  thereafter  as may be practical as  determined by the
Board of Directors.

     SECTION 1.2 SPECIAL  MEETINGS.  A special  meeting of  stockholders  may be called at any time by the Chairman of the Board,  the Chief  Executive  Officer,
the President,  by the Board of Directors  pursuant to a resolution adopted by a majority  of the Whole  Board (as  defined  below)  or by the  Secretary  at the direction of a majority of the voting power of all the then  outstanding  shares of the voting stock, voting together as a single class upon receipt of a written request to do so  specifying  the matter or matters,  appropriate  for action at such a meeting.  Any such meeting  shall be held at such time and at such place, within or without the State of Delaware,  as shall be  determined by the body or person  calling  such  meeting  and as shall be  stated  in the  notice  of such meeting.  The Whole Board  shall mean the total  number of  directors  which the
Corporation would have if there were no vacancies.

     SECTION 1.3 NOTICE OF MEETING.  For each  meeting of  stockholders  written notice  shall be given  stating  the place,  date and hour and, in the case of a special meeting, the purpose or purposes for which the meeting is called and, if the list of  stockholders  required by Section 1.9 is not to be at such place at least 10 days prior to the meeting, the place where such list will be. Except as otherwise provided by Delaware law, written notice of any meeting shall be given not less than 10 or more than 60 days  before  the date of the  meeting  to each stockholder entitled to vote at such meeting. If mailed,  notice shall be deemed to be given when deposited in United States mail,  postage prepaid,  directed to stockholder at his address as it appears on the records of the Corporation.

     SECTION 1.4 QUORUM.  Except as  otherwise  required by Delaware  law or the
Certificate of Incorporation,  the holders of record of a majority of the shares of stock  entitled to be voted  present in person or  represented  by proxy at a meeting  shall  constitute  a quorum  for the  transaction  of  business  at the meeting,  but in the  absence  of a quorum  the  holders  of record  present  or represented  by proxy at such  meeting may vote to adjourn the meeting from time to time,  without notice other than announcement at the meeting,  until a quorum is obtained.  At any such adjourned  session of the meeting at which there shall be present or  represented  the  holders  of record of the  requisite  number of shares,  any business may be transacted  that might have been  transacted at the meeting as originally called.

     SECTION  1.5  CHAIRMAN  AND  SECRETARY  AT  MEETING.  At  each  meeting  of stockholders the Chairman, or in his absence the President, or in the absence of both the Chairman and the  President,  then a person  designated by the Board of
Directors,  shall  preside  as  chairman  of the  meeting;  if no  person  is so designated,  then the meeting  shall  choose a chairman by plurality  vote.  The
Secretary, or in his absence a person designated by the chairman of the meeting, shall act as secretary of the meeting.

     SECTION 1.6 VOTING;  PROXIES.  Except as otherwise provided by Delaware law or the  Certificate of  Incorporation,  and subject to the provisions of Section
1.10:

          (a)  Each  stockholder  shall at every meeting of the  stockholders be entitled to one vote for each share of capital stock held by him.

          (b)  Each stockholder entitled to vote at a meeting of stockholders or to express  consent or dissent  to  corporate  action in writing  without a meeting may  authorize  another  person or persons to act for him by proxy, but no such proxy  shall be voted or acted upon after  three years from its date,  unless the proxy  provides for a longer  period.  A stockholder  may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram,  cablegram,  or other means of electronic transmission to the person who will be the holder of the  proxy  or to a  proxy  solicitation  firm,  proxy  support  service organization  or like agent duly  authorized  by the person who will be the holder of the proxy to receive such  transmission,  provided  that any such telegram,  cablegram, or other means of electronic transmission must either set forth or be submitted with  information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the stockholder.  Such proxy must be filed with the Secretary of the  Corporation  or his  representative  at or  before  the time of the meeting.

          (c)  Directors shall be elected by a plurality vote.

          (d)  Each matter, other than election of directors, properly presented to any  meeting  shall be decided  by a  majority  of the votes cast on the matter.

          (e)  Election of directors and the vote on any other matter  presented to a meeting shall be by written  ballot only if so ordered by the chairman of the meeting or if so requested by any stockholder present or represented by  proxy  at the  meeting  entitled  to vote in such  election  or on such matter, as the case may be.

     SECTION 1.7 ADJOURNED MEETINGS.  A meeting of stockholders may be adjourned to another  time or place,  as  determined  by the Chairman of the Meeting or as provided in Section 1.4.  Unless the Board of Directors fixes a new record date, stockholders  of  record  for  an  adjourned  meeting  shall  be  as  originally determined  for the  meeting  from  which  the  adjournment  was  taken.  If the adjournment  is for more than 30 days, or if after the  adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each  stockholder  of  record  entitled  to vote.  At the  adjourned meeting any business may be  transacted  that might have been  transacted at the meeting as originally called.

     SECTION 1.8 CONSENT OF  STOCKHOLDERS  IN LIEU OF MEETING.  Except as may be
otherwise  provided in the Certificate of Incorporation of the Corporation,  any
action that may be taken at any annual or special meeting of stockholders may be taken  without a meeting,  without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding  stock that would have been entitled to vote thereon at a meeting of stockholders.

     SECTION 1.9 LIST OF STOCKHOLDERS  ENTITLED TO VOTE. At least 10 days before every meeting of  stockholders a complete list of the  stockholders  entitled to vote at the meeting,  arranged in alphabetical  order and showing the address of each  stockholder  and the  number  of  shares  registered  in the  name of each stockholder,  shall be  prepared  and  shall be open to the  examination  of any stockholder  for any purpose germane to the meeting,  during  ordinary  business hours, for a period of at least 10 days prior to the meeting,  at a place within the city where the meeting is to be held.  Such list shall be produced  and kept at the time and place of the  meeting  during the whole time  thereof and may be inspected by any stockholder who is present.

     SECTION  1.10  FIXING OF RECORD  DATE.  In order that the  Corporation  may determine  the  stockholders  entitled to notice of or to vote at any meeting of stockholders  or any  adjournment  thereof,  or to express  consent to corporate action in  writing  without a meeting,  or  entitled  to receive  payment of any dividend  or other  distribution  or  allotment  of any  rights,  or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful  action,  the Board of Directors may fix, in advance,  a record  date,  which  shall not be more than 60 or less than 10 days before  the date of such  meeting,  nor  more  than 60 days  prior to any  other action. If no record date is fixed, the record date for determining stockholders entitled  to notice of or to vote at a meeting of  stockholders  shall be at the close of business on the day next  preceding  the day on which  notice is given, or, if notice is waived,  at the close of business on the day next preceding the day on which the meeting is held; the record date for  determining  stockholders entitled to express  consent to corporate  action in writing  without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed;  and the record date for any other purpose  shall be at the  close of  business  on the day on which  the  Board of
Directors adopts the resolution relating thereto.

     SECTION 1.11 NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

     (A) ANNUAL MEETINGS OF STOCKHOLDERS.

          (1)  Nominations  of persons for election to the Board of Directors of
the   Corporation  and  the  proposal  of  business  to  be  considered  by  the stockholders  may be made at an annual meeting of  stockholders  (a) pursuant to the Corporation's  notice of meeting, (b) by or at the direction of the Board of
Directors or (c) by any  stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 1.11, who is entitled to vote at the meeting and who complies with the notice  procedures set forth in this Section 1.11.

          (2)  For  nominations or other business to be properly  brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.11,  the  stockholder  must have given timely  notice  thereof in writing  to the  Secretary  of the  Corporation  and such  other  business  must
otherwise  be  a  proper  matter  for  stockholder   action.  To  be  timely,  a
stockholder's  notice  shall be  delivered  to the  Secretary  at the  principal executive offices of the Corporation not later than the close of business on the
90th day nor  earlier  than the close of  business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided,  however, in the event  that the date of the annual  meeting  is more than 30 days  before or more than 60 days after such anniversary  date,  notice by the stockholder to be timely must be so delivered  not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which  public  announcement  of the date of such meeting is first made by the Corporation,  whichever is later. In no event shall the public  announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's  notice as described above. Such  stockholder's  notice shall set forth (a) as to each person whom the  stockholder  proposes to nominate  for election or  reelection  as a director all  information  relating to such person that is required to be  disclosed  in  solicitations  of proxies for election of directors  in an  election  contest,  or is  otherwise  required,  in each  case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended
(the  "Exchange  Act"),  and Rule 14a-11  thereunder  (including  such  person's written  consent  to being  named in the proxy  statement  as a  nominee  and to serving as a director  if elected)  and any  additional  information  reasonably requested  by the  Board of  Directors;  (b) as to any other  business  that the stockholder  proposes to bring before the meeting,  a brief  description  of the business  desired to be brought  before the meeting,  the reasons for conducting such business at the meeting and any material  interest in such business of such stockholder  and the beneficial  owner,  if any, on whose behalf the proposal is made; and (c) as to the stockholder  giving the notice and the beneficial owner, if any,  on whose  behalf the  nomination  or  proposal is made (i) the name and address of such stockholder,  as they appear on the Corporation's  books, and of such  beneficial  owner,  (ii) the class and number of shares of the Corporation that  are  owned  beneficially  and of  record  by  such  stockholder  and  such beneficial  owner,  (iii) all information  relating to such stockholder and such beneficial  owner that is required to be disclosed in  solicitations  of proxies for election of directors in an election contest, or is otherwise  required,  in each case  pursuant to  regulation  14A under the Exchange  Act, and Rule 11a-11 thereunder,  and (iv) any  additional  information  reasonably  requested by the
Board of Directors.

     Notwithstanding anything in the second sentence of paragraph (A)(2) of this
Section  1.11 to the  contrary,  in the event that the number of directors to be elected to the Board of Directors of the  Corporation  is increased and there is no  public  announcement  by the  Corporation  naming  all of the  nominees  for director or specifying the size of the increased  Board of Directors at least 70 days prior to the first  anniversary of the preceding  year's annual meeting,  a stockholder's  notice  required by this  Section  1.11 shall also be  considered timely,  but only with respect to nominees for any new positions created by such increase,  if it shall be delivered to the Secretary at the principal  executive offices of the  Corporation not later than the close of business on the 10th day following  the day on  which  such  public  announcement  is  first  made by the
Corporation.

     (B) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special  meeting  of  stockholders  as shall have been  brought  before the meeting pursuant to the Corporation's notice of meeting.  Nominations of persons for  election  to the Board of  Directors  may be made at a special  meeting  of stockholders at which directors are to be elected pursuant to the  Corporation's notice of meeting (a) by or at the  direction  of the Board of  Directors or (b)
provided  that the Board of Directors has  determined  that  directors  shall be elected  at  such  meeting,  by  any  stockholder  of the  Corporation  who is a stockholder  of record at the time of  giving  of  notice  provided  for in this bylaw,  who shall be entitled to vote at the meeting and who  complies  with the notice  procedures set forth in this Section 1.11. In the event the  Corporation calls a special meeting of stockholders  for the purpose of electing one or more directors to the Board of Directors,  any such stockholder who shall be entitled to vote at the  meeting  may  nominate a person or persons (as the case may be), for election to such  position(s)  as specified in the  Corporation's  notice of meeting,  if the  stockholder's  notice  required  by  paragraph  (A)(2) of this
Section  1.11 shall be delivered to the  Secretary  at the  principal  executive offices of the  Corporation  not earlier than the close of business on the 120th day prior to such  special  meeting  and not later than the close of business on the  later  of the  90th  day  prior  to such  special  meeting  or the 10th day following the day on which public  announcement is first made of the date of the special  meeting and of the  nominees  proposed by the Board of  Directors to be elected  at such  meeting,  whichever  is later.  In no event  shall the  public announcement of an adjournment of a special  meeting  commence a new time period for the giving of a stockholder's notice as described above.

     (C)  GENERAL.

          (1)  Only  such  persons  who are  nominated  in  accordance  with the procedures  set  forth  in this  Section  1.11  shall  be  eligible  to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance  with the procedures set  forth in this  Section  1.11.  Except as  otherwise  provided  by law,  the
Certificate of Incorporation or these By-Laws,  either the Board of Directors or the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed,  as the case may be, in accordance  with the  procedures  set forth in this  Section  1.11  and,  if any  proposed  nomination  or  business  is not in compliance  with this Section 1.11, to declare that such  defective  proposal or nomination shall be disregarded.

          (2)  For purposes of this Section 1.11,  "public  announcement"  shall mean  disclosure  in a press  release  reported  by the Dow Jones News  Service,
Associated Press or comparable  national news service or in a document  publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

          (3)  Notwithstanding the foregoing  provisions of this Section 1.11, a stockholder  shall also comply with all applicable  requirements of the Exchange
Act and the rules and  regulations  thereunder  with  respect to the matters set forth in this  Section  1.11.  Nothing in this  Section  1.11 shall be deemed to affect any rights (i) of stockholders  to request  inclusion of proposals in the

Corporation's  proxy statement  pursuant to Rule 14a-8 under the Exchange Act or
(ii)  of the  holders  of any  series  of  preferred  stock,  if  any  shall  be outstanding, to the extent permitted in the Certificate of Incorporation.

                                  ARTICLE TWO

                                    DIRECTORS

     SECTION 2.1 NUMBER; TERM OF OFFICE;  QUALIFICATIONS;  VACANCIES. The number of directors  that shall  constitute  the whole Board of  Directors  (the "Whole
Board") shall be fixed from time to time as determined by action of the Board of
Directors  taken by the  affirmative  vote of a majority  of the whole  Board of
Directors.  Directors  shall be elected at the annual meeting of stockholders to hold office,  subject to Sections 2.2 and 2.3,  until the next annual meeting of stockholders  and until their  respective  successors are elected and qualified.
Vacancies and newly  created  directorships  resulting  from any increase in the authorized number of directors may be filled by a majority of the directors then in office,  although less than a quorum, or by the sole remaining director,  and the  directors  so chosen  shall hold  office,  subject to Sections 2.2 and 2.3, until  the next  annual  meeting  of  stockholders  and until  their  respective successors are elected and qualified.

     SECTION 2.2  RESIGNATION;  VACANCIES.  Any director of the  Corporation may resign at any time by giving written notice of such  resignation to the Board of
Directors,  the  President  or  the  Secretary  of  the  Corporation.  Any  such resignation  shall take effect at the time  specified  therein or, if no time be specified,  upon  receipt  thereof  by  the  Board  of  Directors  or one of the above-named  officers;  and, unless  specified  therein,  the acceptance of such resignation  shall  not be  necessary  to make it  effective.  When  one or more directors shall resign from the Board of Directors,  a majority of the directors then in office,  including  those who have so  resigned if such  resignation  is specified  to take  effect at a future date which has not then  occurred,  shall have power to fill such  vacancy or  vacancies,  the vote thereon to take effect when such resignation or resignations shall become effective,  and each director so chosen shall hold office as provided in these By-Laws in the filling of other vacancies.

     SECTION 2.3 REMOVAL.  Except for the directors  elected  pursuant to and in accordance  with the terms of a  Certificate  of  Designations,  Number,  Voting
Powers,  Preferences  and Rights of Preferred  Stock,  whose removal is governed thereby,  any one or more  directors  may be  removed by  stockholders  only for cause,  and the  affirmative  vote of at least a majority of the voting power of all the then  outstanding  shares of voting stock,  voting  together as a single class, shall be required to effect such removal.

     SECTION 2.4 REGULAR AND ANNUAL  MEETINGS;  NOTICE.  Regular meetings of the
Board of  Directors  shall be held at such  time and at such  place,  within  or without the State of Delaware,  as the Board of Directors  may from time to time prescribe.  No notice need be given of any  regular  meeting,  and a notice,  if given,  need not  specify  the  purposes  thereof.  A  meeting  of the  Board of
Directors  may be held without  notice  immediately  after an annual  meeting of stockholders at the same place as that at which such meeting was held.

     SECTION 2.5 SPECIAL  MEETINGS;  NOTICE.  A special  meeting of the Board of
Directors may be called at any time by the Board of Directors, its Chairman, the
Executive  Committee,  the Chief Executive Officer,  the President or any person acting in the place of the  President  and shall be called by any one of them or by the  Secretary  upon  receipt of a written  request to do so  specifying  the matter or  matters,  appropriate  for action at such a meeting,  proposed  to be presented at the meeting and signed by at least two directors.  Any such meeting shall be held at such time and at such  place,  within or  without  the State of
Delaware,  as shall be  determined  by the body or person  calling such meeting.
Notice of such  meeting  stating  the time and place and  principal  purpose  or purposes  thereof  shall be given (a) by  deposit  of the  notice in the  United
States mail,  first  class,  postage  prepaid,  at least two days before the day fixed for the meeting, or by nationally  recognized  overnight carrier, at least one day before the day fixed for the  meeting,  in each case  addressed  to each director  at his address as it appears on the  Corporation's  records or at such other  address as the  director  may have  furnished  the  Corporation  for that purpose,  or (b) by delivery of the notice  similarly  addressed for dispatch by electronic  transmission,  email,  facsimile,  telegraph,  cable  or radio or by delivery  of notice by  telephone  or in person,  in each case at least 12 hours before the time fixed for the meeting.

     SECTION 2.6  CHAIRMAN OF THE BOARD;  PRESIDING  OFFICER  AND  SECRETARY  AT
MEETINGS.  The Board of  Directors  may elect one of its members to serve at its pleasure as Chairman of the Board.  Each meeting of the Board of Directors shall be  presided  over by the  Chairman  of the Board or in his  absence by the Vice
Chairman, or in his absence by the Chief Executive Officer, if a director, or if neither is present by such member of the Board of  Directors  as shall be chosen at the meeting. The Secretary,  or in his absence an Assistant Secretary,  shall act as secretary of the meeting,  or if no such officer is present,  a secretary of the meeting shall be designated by the person presiding over the meeting.

     SECTION 2.7 QUORUM. A majority of the Whole Board shall constitute a quorum for the  transaction  of business,  but in the absence of a quorum a majority of those  present  (or if only one be  present,  then  that  one) may  adjourn  the meeting,  without notice other than announcement at the meeting, until such time as a quorum is  present.  Except as  otherwise  required by the  Certificate  of
Incorporation or the By-Laws,  the vote of the majority of the directors present at a  meeting  at which a quorum  is  present  shall be the act of the  Board of
Directors.

     SECTION 2.8 MEETING BY TELEPHONE.  Members of the Board of Directors or any
committee  thereof may  participate  in meetings of the Board of Directors or of such  committee  by means of  conference  telephone  or  similar  communications equipment  by means of which all persons  participating  in the meeting can hear each other, and such participation  shall constitute  presence in person at such meeting.

     SECTION 2.9 ACTION  WITHOUT  MEETING.  Unless  otherwise  restricted by the
Certificate of  Incorporation,  any action  required or permitted to be taken at any meeting of the Board of Directors or of any  committee  thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be,  consent  thereto in writing and the writing or writings are filed  with the  minutes of  proceedings  of the Board of  Directors  or of such committee.

     SECTION 2.10  EXECUTIVE  AND OTHER  COMMITTEES.  (A) The Board of Directors
may,  by  resolution  passed by a  majority  of the Whole  Board,  designate  an
Executive  Committee and one or more other  committees,  each such  committee to consist  of  two  or  more  directors  (or,  in the  case  of a  special-purpose committee,  one or more directors of the  Corporation) as the Board of Directors may from time to time determine.  Any such committee,  to the extent provided in such  resolution or  resolutions or in these By-Laws and not  inconsistent  with
Section 141 of the Delaware  General  Corporation  Law, as amended (the "DGCL"), shall  have and may  exercise  all the  powers  and  authority  of the  Board of
Directors in the  management  of the  business  and affairs of the  Corporation, including  the power to authorize the seal of the  Corporation  to be affixed to all papers that may require it; and unless the resolution or  resolutions  shall expressly  so provide,  no such  committee  shall have the power or authority to declare a dividend or to  authorize  the  issuance  of stock.  In the absence or disqualification  of a member of a  committee,  the  member or  members  thereof present at any meeting and not  disqualified  from  voting,  whether or not such committee member or members constitute a quorum, may unanimously appoint another member  of the Board of  Directors  to act at the  meeting  in place of any such absent or  disqualified  member.  Each such  committee  other than the Executive
Committee  shall  have such name as may be  determined  from time to time by the
Board of Directors.

     (B)  Unless  the Board of  Directors  otherwise  provides,  each  committee designated by the Board of Directors  may adopt,  amend and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire  authorized number of members of such committee shall constitute a quorum for the  transaction of business,  the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then  present  shall be the act of such  committee,  and in other respects each committee  shall conduct its business  in the same manner as the Board of  Directors  conducts  its  business pursuant to Article Two of these By-Laws.

     SECTION 2.11 COMPENSATION.  No director shall receive any stated salary for his services as a director or as a member of a committee  but shall receive such sum,  if any,  as may  from  time to time be  fixed  by the  action  of Board of
Directors.

                                 ARTICLE THREE

                                    OFFICERS

     SECTION 3.1 ELECTION;  QUALIFICATION.  The officers of the  Corporation may include an Executive or  non-Executive  Chairman of the Board, a Chief Executive
Officer, a President,  one or more Vice Presidents, a Chief Financial Officer, a
Secretary  and a  Treasurer,  each of whom  shall be  selected  by the  Board of
Directors,  in its sole  determination.  The Board of Directors may also elect a
Controller,  a Chief  Operating  Officer,  one or more Assistant Chief Financial
Officers, Assistant Secretaries, Assistant Treasurers, Assistant Controllers and
such  other  officers  as it may from  time to time  determine.  Any two or more offices may be held by the same person.

     SECTION 3.2 TERM OF OFFICE. Each officer shall hold office from the time of his election and qualification to the time at which his successor is elected and qualified, unless he shall die or resign or shall be removed pursuant to Section
3.4 at any time sooner.

     SECTION 3.3  RESIGNATION.  Any officer of the Corporation may resign at any time by giving written notice of such  resignation to the Chairman of the Board,
Chief Executive Officer, the President or the Secretary of the Corporation.  Any
such resignation  shall take effect at the time specified therein or, if no time be specified,  upon receipt  thereof by one of the  above-named  officers;  and, unless  specified  therein,  the  acceptance  of such  resignation  shall not be necessary to make it effective.

     SECTION  3.4  REMOVAL.  Any  officer  may be removed  at any time,  with or without cause, by the vote of a majority of the Whole Board.

     SECTION  3.5  VACANCIES.  Any vacancy  however  caused in any office of the
Corporation shall be filled by the Board of Directors.

     SECTION 3.6 COMPENSATION. Unless otherwise provided by resolution passed by a majority of the Whole Board,  and subject to the  requirements of any national securities  exchange  or  automated  quotation  system on which the stock of the
Corporation  is listed,  the  salaries of all  officers  elected by the Board of
Directors shall be fixed by the Board of Directors.

     SECTION 3.7 EXECUTIVE  CHAIRMAN OF THE BOARD. The Executive Chairman of the
Board shall be the chairman of all meetings of the Board of Directors  and shall keep the Board of Directors  appropriately  informed  regarding the business and affairs  of the  Corporation,  subject  however  to the  right  of the  Board of
Directors to confer  specified  powers on officers and subject to the control of the Board of  Directors  and the  Executive  Committee,  if any.  The  Executive
Chairman of the Board  shall be referred to in these  By-Laws as Chairman of the
Board.

     SECTION  3.8 VICE  CHAIRMAN.  The  Board of  Directors  may  designate  any director to be Vice  Chairman,  and in the absence or disability of the Chairman of the  Board,  the Vice  Chairman,  if such an officer be  elected,  shall,  if present,  preside at all meetings of the Board of Directors  and shall have such other powers and perform such other duties as from time to time  prescribed  for him by the Board of Directors or these Bylaws.

     SECTION 3.9 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have responsibility  for the  general  management  and  control of the  business  and affairs  of the  Corporation  and shall  perform  all duties and have all powers which are commonly  incident of the office of Chief  Executive  Officer or which are delegated to him by the Board of Directors,  subject however to the right of the Board of Directors to confer specified powers on officers and subject to the control of the Board of Directors and the Executive Committee, if any. The Chief
Executive Officer shall also keep the Board of Directors  appropriately informed regarding the business and affairs of the Company.

     SECTION 3.10  PRESIDENT.  The  President,  if so designated by the Board of
Directors and if a Chief Executive Officer is not otherwise appointed,  shall be the Chief Executive  Officer of the Corporation and shall have general charge of the business and affairs of the Corporation, subject however to the right of the
Board of  Directors  to confer  specified  powers on officers and subject to the control of the Board of Directors  and the Executive  Committee,  if any. If not
designated by the Board of Directors as Chief Executive  Officer,  the President
shall have  general  charge of the  day-to-day  operations  of the  business and affairs  of the  Corporation  and shall  perform  all duties and have all powers which are commonly incident of the office of President or which are delegated to him by the  Board of  Directors,  subject  however  to the right of the Board of
Directors to confer  specified  powers on officers and subject to the control of the Board of Directors and the Executive Committee, if any.

     SECTION 3.11 EXECUTIVE AND SENIOR VICE PRESIDENTS. One or more Executive or
Senior Vice  Presidents  shall,  subject to the  control of the Chief  Executive
Officer or the President,  have lead  accountability for components or functions of the  Corporation  as and to the  extent  designated  by the  Chief  Executive
Officer or the  President and shall perform all duties and have all powers which are commonly  incident of the office of  Executive  or Senior Vice  President or which are delegated to him by the Board of Directors.  Each  Executive or Senior
Vice President shall keep the Chief  Executive  Officer or the President to whom he or she  reports  appropriately  informed on the  business  and affairs of the designated components or functions of the Corporation.

     SECTION 3.12 VICE  PRESIDENTS.  Each Vice President  shall have such powers and duties as generally pertain to the office of Vice President and as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe. During the absence of the President or his inability to act, the Vice
President,  or if there  shall be more  than one Vice  President,  then that one designated  by the Board of  Directors,  shall  exercise  the  powers  and shall perform the duties of the  President,  subject to the  direction of the Board of
Directors and the Executive Committee, if any.

     SECTION  3.13  SECRETARY.  The  Secretary  shall  keep the  minutes  of all meetings of stockholders and of the Board of Directors. He shall be custodian of the  corporate  seal  and  shall  affix it or  cause  it to be  affixed  to such instruments  as require  such seal and attest  the same and shall  exercise  the powers and shall perform the duties incident to the office of Secretary, subject to the direction of the Board of Directors and the Executive Committee, if any.

     SECTION 3.14 CHIEF FINANCIAL  OFFICER.  The Chief  Financial  Officer shall have overall  responsibility  for the financial affairs and financial  reporting requirements of the  Corporation,  and such other powers and duties as generally pertain to the office of Chief Financial  Officer and as the Board of Directors,
the Chief Executive Officer or the President may from time to time prescribe.

     SECTION  3.15  TREASURER.  The  Treasurer  shall  have  charge  of  and  be responsible  for the  receipt,  disbursement  and  safekeeping  of all funds and securities of the Corporation. The Treasurer shall deposit all such funds in the name of the Corporation in such banks,  trust companies or other depositories as shall be selected in accordance  with the provisions of these bylaws.  From time to time and whenever  requested to do so, the Treasurer shall render  statements of the condition of the finances of the  Corporation  to the Board of Directors.
The Treasurer  shall perform all the duties  incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her.

     SECTION 3.16 OTHER OFFICERS.  Each other officer of the  Corporation  shall exercise the powers and shall perform the duties incident to his office, subject to the direction of the Board of Directors and the Executive Committee, if any.

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                                  ARTICLE FOUR

                                  CAPITAL STOCK

     SECTION 4.1 STOCK CERTIFICATES. The interest of each holder of stock of the
Corporation  shall be evidenced by a certificate or certificates in such form as the Board of Directors may from time to time prescribe.  Each certificate  shall be signed by or in the name of the Corporation by the Chief  Executive  Officer, the President or a Vice President and by the Treasurer or an Assistant Treasurer
or the  Secretary  or an  Assistant  Secretary.  Any  or  all of the  signatures appearing  on  such  certificate  or  certificates  may be a  facsimile.  If any officer, transfer agent or registrar who has signed or whose facsimile signature has been  placed  upon a  certificate  shall  have  ceased  to be such  officer, transfer agent or registrar before such certificate is issued,  it may be issued by the  Corporation  with the same effect as if he were such  officer,  transfer agent or registrar at the date of issue.

     SECTION 4.2 TRANSFER OF STOCK. Shares of stock shall be transferable on the books  of the  Corporation  pursuant  to  applicable  law  and  such  rules  and regulations as the Board of Directors shall from time to time prescribe.

     SECTION 4.3 HOLDERS OF RECORD. Prior to due presentment for registration of transfer the  Corporation may treat the holder of record of a share of its stock as  the  complete  owner  thereof  exclusively  entitled  to  vote,  to  receive notifications  and  otherwise  entitled  to all  rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

     SECTION  4.4  LOST,  STOLEN,  DESTROYED  OR  MUTILATED  CERTIFICATES.   The
Corporation  shall  issue a new  certificate  of stock to replace a  certificate theretofore  issued by it  alleged to have been lost,  destroyed  or  wrongfully taken, if the owner or his legal representative (i) requests replacement, before the  Corporation  has notice that the stock  certificate  has been acquired by a bona fide  purchaser;  (ii)  files with the  Corporation  a bond  sufficient  to indemnify  the  Corporation  against any loss or  destruction  of any such stock certificate  or the  issuance  of any  such new  stock  certificate;  and  (iii)
satisfies  such other terms and  conditions  as the Board of Directors  may from time to time prescribe.

     SECTION 4.5 LEGENDS. All certificates representing stock of the Corporation issued  after the  effectiveness  of this  Section 4.5 shall bear a  conspicuous legend as follows:

               THE  TRANSFER  OF  THE  SECURITIES   REPRESENTED
               HEREBY IS SUBJECT TO  RESTRICTIONS  PURSUANT  TO
               ARTICLE    FIFTH   OF   THE    CERTIFICATE    OF
               INCORPORATION OF WHX CORPORATION.

                                  ARTICLE FIVE

                                  MISCELLANEOUS

     SECTION 5.1 INDEMNITY.

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          (a)  Each  person  who was or is made a party or is  threatened  to be made a party to or is involved  in any  action,  suit,  or  proceeding,  whether civil, criminal,  administrative or investigative  (hereinafter a "proceeding"), by  reason of the fact that he or she or a person of whom he or she is the legal representative  is or  was  a  director,  officer,  employee  or  agent  of  the
Corporation  or is or was  serving  at the  request  of  the  Corporation,  as a director,  officer  or  employee  or  agent  of  another  corporation  or  of  a partnership,  joint venture,  trust or other enterprise,  including service with respect to  employee  benefit  plans,  whether the basis of such  proceeding  is alleged action in an official capacity as a director, officer, employee or agent or in any other  capacity  while  serving as a  director,  officer,  employee or agent,  shall be indemnified and held harmless by the Corporation to the fullest extent  authorized  by the DGCL as the same exists or may  hereafter  be amended
(but, in the case of any such amendment,  only to the extent that such amendment permits the Corporation to provide broader  indemnification rights than said law permitted the  Corporation to provide prior to such amendment) and in the manner provided in the Certificate of Incorporation of the Corporation and as otherwise permitted by the DGCL.

     SECTION  5.2  WAIVER  OF  NOTICE.   Whenever  notice  is  required  by  the
Certificate  of  Incorporation,  the  By-Laws or any  provision  of the DGCL,  a written waiver thereof,  signed by the person entitled to notice, whether before or after  the time  required  for such  notice,  shall be deemed  equivalent  to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such  meeting,  except  when the  person  attends a meeting  for the  express purpose of objecting, at the beginning of the meeting, to the transaction of any business  because the meeting is not lawfully  called or  convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the  stockholders,  directors or members of a committee of directors  need be specified in any written waiver or notice.

     SECTION 5.3 FISCAL YEAR. The fiscal year of the Corporation  shall start on such date as the Board of Directors shall from time to time prescribe.

     SECTION 5.4 CORPORATE SEAL. The corporate seal shall be in such form as the
Board of Directors may from time to time prescribe,  and the same may be used by causing it or a  facsimile  thereof to be  impressed  or affixed or in any other manner reproduced.

                                  ARTICLE SIX

                              AMENDMENT OF BY-LAWS

     SECTION 6.1 AMENDMENT.  The By-Laws may be altered,  amended or repealed by the stockholders or by the Board of Directors by a majority vote.

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